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                                                                Exhibit (10) (a)

                          INTELLECTUAL PROPERTY USE AND
                              NON-COMPETE AGREEMENT


         This Agreement is made and entered into on January 12, 2001 between Liggett Restaurant Enterprises LLC ("Liggett"), a Michigan limited liability company, and Frisch's Restaurants, Inc. ("Frisch's), an Ohio corporation.

                                    RECITALS

         A. Liggett Restaurant Group, Inc. ("LRG") has entered into a certain Asset Purchase Agreement dated October 18, 2000 (the "Elias Purchase Agreement") with Elias Brothers Restaurants, Inc. ("Elias") to purchase (directly or through affiliates) certain assets of Elias (the "Elias Asset Package"), including all of Elias' right, title and interest in certain trademarks, copyrights, trade names and service marks used by Elias as franchisor and by its franchisees of Big Boy restaurants including but not limited to the trademarks listed on
Schedule I attached (the "Big Boy Rights") and Elias' system of opening and operating restaurants using the Big Boy Rights (the "Big Boy System");

         B. The sale of the Elias Asset Package to LRG (and its affiliates, including Liggett) was approved by the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division (the "Court"). LRG and affiliates and Elias closed the Elias Purchase Agreement on or about December 28, 2000, to be effective December 21, 2000.

         C. Pursuant to that certain Restated and Amended Area Franchise Agreement between Elias, Frisch's, and other parties dated November 2, 1987, as amended ("Franchise Agreement"), Frisch's is the exclusive franchisee of the Big Boy Rights in the states of Kentucky, Indiana and in portions of Ohio and Tennessee, as more fully described on Exhibit A hereto, ("Frisch's Core Region"), and is the primary franchisee in Florida, Oklahoma, Texas and portions of Kansas, as more fully described on Exhibit B hereto (the "Expanded Territory");


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         D. Frisch's also has certain franchisee rights in North Carolina, South
Carolina, Alabama, Arkansas, Mississippi, Louisiana and Missouri, as more fully described on Exhibit C hereto which, together with the Expanded Territory, are hereinafter referred to as the "Reconveyed Territories";

         E. Frisch's, LRE and Liggett have entered into a certain agreement of even date herewith for the transfer of ownership of the Big Boy Rights in Frisch's Core Region to Frisch's and a transfer of ownership of the Big Boy Rights in the Reconveyed Territories to Liggett (the "Transfer Agreement") and a certain agreement of even date herewith for the concurrent use of the Big Boy Rights (the "Concurrent Use Consent Agreement"), to take effect if and when Liggett acquires the Big Boy Rights from Elias. This Agreement, the Transfer Agreement and the Concurrent Use Consent Agreement are sometimes hereinafter collectively referred to as the Frisch's-Liggett Agreements."

         F. Frisch's and Liggett recognize that products identified with the Big Boy Rights have developed a distinctive public image over the years. Frisch's and Liggett wish to enter into this Agreement to govern the use of the Big Boy Rights by Frisch's and Liggett in their respective areas.

         G. Frisch's has recently opened several "Golden Corral" restaurants. Frisch's plans to open several more Golden Corral restaurants in the future in various locations throughout parts of the United States. Although Frisch's has agreed not to open any competitive family style restaurants in the Reconveyed Territories for a period of three (3) years from the date hereof (the "Non-Compete Term"), such agreement does not restrict or otherwise affect Frisch's rights to open and operate Golden Corral restaurants. Indeed, nothing in this Agreement shall be deemed to restrict Frisch's from opening and/or operating Golden Corral restaurants at any time, anywhere.



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                                    AGREEMENT

         Therefore, in consideration of the respective promises contained herein and other good and valuable consideration, Frisch's and Liggett agree as follows:

         1. USE OF BIG BOY RIGHTS. Frisch's and Liggett agree that products sold under the Big Boy trade name and trade marks have a reputation for excellence and that it is of the utmost importance to both parties that this reputation be maintained. Frisch's and Liggett covenant and warrant that they will at all times: (i) use the Big Boy Rights in a manner which will not materially detract from the Big Boy reputation; and (ii) in connection with the operation of their restaurants (including those of subfranchisees): (a) use the Big Boy Rights in a manner which is substantially consistent with the past uses of the Big Boy Rights; (b) except as otherwise provided, operate all Big Boy restaurants and prepare and sell all products sold therein in a manner so as to maintain the reputation for the distinctive standards, qualities, and attributes of the Big Boy products and services currently existing; (c) maintain and operate all Big Boy restaurants in good condition and repair and in a proper and business-like manner, and use its reasonable efforts to maintain a clean, quiet, and respectable atmosphere therein; (d) prominently display the "Big Boy" mark on the signs that are located in and upon the land and buildings of each of their (or their subfranchisee's) Big Boy restaurants where reasonably possible, provided however, that they shall not be required to display the "Big Boy" mark in a more prominent manner than is consistent with their present practice; and
(e) not permit gambling or other adult themes or activities or adult atmosphere (such as a "Hooters" type restaurant or staff dress) to take place at any Big Boy restaurant. Notwithstanding the foregoing, nothing herein shall be deemed to: (a) require Frisch's or Liggett to operate in a manner which is dissimilar to their current Big Boy restaurant operations, or (b) preclude or restrict Liggett in the use, promotion and application of the Big Boy Rights (to restaurant operations or otherwise) that Liggett determines in its reasonable business judgement to be in its best interest.


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         2. MAINTENANCE OF BIG BOY RIGHTS BY LIGGETT. Liggett shall be responsible for maintaining United States registrations of the existing trademarks, tradenames, copyrights and service marks that are part of the Big Boy Rights. Liggett shall comply with any future laws applicable to such registrations and the maintenance thereof. Liggett and Frisch's shall cooperate with one another in connection with any filings that are required in order to maintain such registrations and shall execute any documents reasonably necessary to do so.

         3. MAINTENANCE OF BIG BOY RIGHTS BY FRISCH'S. Frisch's shall maintain Limited Concurrent Use Registrations of the existing trademarks, tradenames, copyrights and service marks that are part of the Big Boy Rights in Frisch's Core Region. If Liggett fails to take any action in a timely manner, which is necessary for the maintenance of the registrations of the existing trademarks, tradenames, copyrights, and service marks that are part of the Big Boy Rights, Frisch's shall have the right to take such action on behalf of Liggett but at Frisch's expense.

         4. DEFENSE OF BIG BOY RIGHTS BY LIGGETT. Liggett shall defend any challenges to the validity of the Big Boy Rights within the United States (other than infringement actions) which, if determined adversely, would have a material adverse effect upon the Big Boy Rights within the Frisch's Core Region and the operation of Big Boy restaurants in connection therewith within Frisch's Core Region ("Material Adverse Effect").

         5. COSTS OF MAINTAINING AND DEFENDING THE BIG BOY RIGHTS. Liggett shall bear 56% of the costs of maintaining and defending the Big Boy Rights as described in Sections 2 and 4 herein and Frisch's shall bear 44% of such costs. The foregoing percentages are based upon the number of Big Boy restaurants currently operated by or through (including franchisees and subfranchisees) Frisch's (126) and Liggett (159), respectively. Should the number of Big Boy restaurants operated by or through Liggett or Frisch's increase or decrease by more than five (5) restaurants, the above percentages shall be adjusted accordingly. For purposes of this section, costs shall include filing fees,

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reasonable fees paid to third parties for preparation of documents for filing, and reasonable costs and legal fees to defend challenges.

         6. THIRD-PARTY INFRINGEMENT. Frisch's and Liggett shall promptly notify each other in writing of any infringement of the Big Boy Rights or any act of unfair competition of which they become aware. Frisch's and Liggett shall initiate legal proceedings in their respective names for infringement and/or acts that occur in their respective territories which could reasonably have a Material Adverse Effect, shall bear all of the costs of such action and shall be entitled to retain all damages and other monies recovered as a result of any such infringement or unfair competition that occurs within their respective territories, i.e., Frisch's shall bear the cost of prosecuting infringement actions and shall retain all damages and other monies recovered with respect to such actions that occur within the Frisch's Core Region; and Liggett shall bear the cost of prosecuting infringement actions and shall retain all damages and monies recovered with respect to acts that occur in all other areas. Frisch's and Liggett agree to cooperate with one another in connection with their respective actions against third-party infringers. If either party fails to comply with its obligations under this Section after 90 days notice and opportunity to commence or undertake actions required by this Section, then the aggrieved party may commence legal action against the third-party infringer in the territory of the other, at the aggrieved party's sole cost and expense. The foregoing shall be the sole remedy for a breach of the requirements set forth in the first three (3) sentences of this Section by either party.

         7. NON-COMPETE. Frisch's hereby covenants and agrees not to open, operate or manage (directly or indirectly) any competitive family style restaurants in the Reconveyed Territories throughout the Non-Compete Term, provided however, that nothing herein shall be deemed to restrict Frisch's from opening, operating or managing Golden Corral restaurants at any time, anywhere. In consideration for this covenant, at the Closing, Liggett shall pay Frisch's, by wire transfer, the sum of Three Hundred Thousand Dollars ($300,000) and shall deliver to Frisch's its noninterest-bearing promissory note for Five Hundred Thirty Thousand Dollars ($530,000) payable in four

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equal installments on the first, second, third and fourth anniversary dates of the Closing (the "Note"). The Note shall bear a default rate of interest of twelve percent (12%) per annum and all payments shall be accelerated, at Frisch's option, in the event Liggett fails to make a payment within 15 business days of a written notice of a failure to pay. The foregoing Note may, at the election of any party, be combined with that certain promissory note of even date in the principal amount of Two Hundred Thousand Dollars ($200,000) to be executed by LRE in favor of Frisch's pursuant to the Transfer Agreement. In addition, the combined promissory note shall contain a provision granting Frisch's an election of remedies whereby, upon default by Liggett, Frisch's shall have the option to proceed with collection of the balance due under the combined promissory note, or demand the return of certain portions of the Expanded Territories. Notwithstanding Section 10, Arbitration, Liggett shall be entitled to enforce its rights under this Section in any court of competent jurisdiction and shall be entitled to injunctive relief (and money damages) to enjoin a violation of this Section. Frisch's agrees that all payments pursuant to the Note shall be subordinate to the loan by Comerica Bank to LRG or its affiliates in accordance with the terms of the Subordination Agreement by Liggett and Frisch's in favor or Comerica Bank.

         8. NOTICE OF BREACH. In the event that either party (the "Complaining Party") determines that the other party (the "Breaching Party") is in breach of the use restrictions set forth in section 1 above, then the Complaining Party shall notify the Breaching Party, in writing, of the alleged breach. Such written notice shall specify the nature of the alleged improper use and shall provide the alleged Breaching Party with thirty (30) days, or such longer time as is reasonable, if the breach cannot be reasonably cured within thirty (30) days, to cure such breach. If the alleged Breaching Party fails to cure such breach within the period for cure, then the Complaining Party shall be permitted to proceed with an arbitration of the dispute under the terms and conditions set forth in Section 8 herein.

         9. ASSIGNMENT OF FRANCHISE AGREEMENT. Liggett hereby assigns and conveys to Frisch's the Franchise Agreement, as amended, provided however, such assignment

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shall not diminish, modify, alter, supercede, amend or otherwise affect the respective rights and obligations of the parties under the Frisch's-Liggett Agreements or otherwise give rise to any rights in Frisch's (in connection with the Big Boy Rights, Big Boy System, or otherwise) or obligations of Liggett which are not specifically set forth in the Frisch's-Liggett Agreements. If a conflict arises between the terms of the Franchise Agreement and the terms of this Agreement and a Court of competent jurisdiction has not voided or otherwise obviated this Agreement, then the terms of this Agreement shall control.

         10. ARBITRATION. Unless otherwise provided, all disputes arising under, or relating to the interpretation of, this Agreement, including without limitation all disputes concerning the use of the Big Boy Rights, shall be subject to final and binding arbitration in Cincinnati, Ohio, if Liggett is the Complaining Party, or in Detroit, Michigan, if Frisch's is the Complaining Party. The arbitration shall be conducted in accordance with the commercial rules of the American Arbitration Association ("AAA"). All reasonable costs incidental to the arbitration process shall be equally shared by Liggett and Frisch's; provided, however, that Liggett and Frisch's shall each bear their own attorney's fees and costs in connection with the arbitration. Moreover, the parties agree that arbitration shall not preclude a Court from granting interim equitable relief while the arbitration is pending. In no event shall the Complaining Party be entitled to relief which narrows the scope of the rights of the Breaching Party, under this Agreement, to use the Big Boy Rights.

         11. INDEMNIFICATION. Liggett and Frisch's each hereby agrees to indemnify, defend and hold the other (and their respective affiliates) harmless, from and against any and all loss, liability (whether known or unknown, actual or contingent, legal or equitable, mature or inchoate, howsoever arising), claim, damage and expense, including, but not limited to, reasonable attorneys' fees and amounts reasonably expended in settlement of litigation, pending or threatened, arising out of or relating to any liabilities or obligations relating to or arising from their (or their respective franchisee's or subfranchisee's) operation of Big Boy restaurants and/or their use of or operations in

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connection with the Big Boy Rights, now or in the future. The foregoing indemnification shall apply solely to liabilities, expenses, damages, or losses arising from claims asserted by third-parties against either Frisch's or Liggett; it shall not provide Frisch's or Liggett with an independent claim or cause of action against each other. The parties expressly agree that no partnership or joint venture is hereby created and that they shall each operate separate businesses for which the other shall not be liable, directly, indirectly, vicariously, or otherwise. Neither Liggett nor Frisch's is required to take any action or make any claim to any third person as a precondition of seeking indemnification from the other(s) hereunder. The party seeking indemnification (the "Claimant") shall promptly give notice to the indemnifying party or parties of any matter or item which forms a basis for indemnification hereunder (a "Claim"). The Claimant shall afford the indemnifying party or parties, or their authorized representatives, the opportunity to defend, discharge or compromise such Claim and examine the books and records of the Claimant insofar as they relate to such Claim and to copy or make extracts therefrom, and will (at the expense of the indemnifying party) provide reasonable cooperation of itself and its employees and agents with respect to such Claim. At an indemnifying party's request and expense, the Claimant will assign any claims or rights which the Claimant may have against any third party in an action against the third parties, and, at the indemnifying party's expense, the Claimant will cooperate fully with the indemnifying party in pursuing any such claim or right. The indemnifying party or parties may, within ten (10) days after the Claimant has given notice of the Claim, give notice to the Claimant that the indemnifying party or parties intend to litigate or otherwise attempt to resolve the claim identified in the Claimant's notice. Upon such notice from the indemnifying party or parties to the Claimant: (i) the indemnifying party or parties, or any of them, shall have the right, at their sole cost and expense and without liability, cost or expense, to Claimant, to prosecute any such proceeding, defend any such Claim or otherwise attempt to resolve the Claim (including, but not limited to, settling such claim by paying all amounts in settlement), and (ii) Claimant shall have the right to participate at its expense in the defense of any such Claim. The indemnifying party or parties shall keep the Claimant apprised of all material developments in connection with any such Claim. Notwithstanding the foregoing, if as a result of any Claim, a judgment is entered against

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Claimant in a court of competent jurisdiction, or a lien attaches to any property or asset of Claimant, or any injunction, order or decree is obtained in any court of competent jurisdiction which materially and adversely affects or threatens to materially affect the assets, property, business or operations of Claimant, Claimant may make a demand in writing to the indemnifying party to satisfy or contest in good faith at such party's cost, the judgment, lien, injunction, order or decree. If the indemnifying party fails to satisfy or contest in good faith the judgment, lien, injunction order or decree within ten
(10) days after receipt of said Notice, Claimant will be entitled to discharge, compromise or settle such Claim in good faith without the consent of the indemnifying party or parties. In the event Liggett is entitled to indemnification hereunder and complies with the obligations set forth above, Liggett shall be entitled to offset against amounts owed Frisch's pursuant to the Note or the promissory note identified in the Transfer Agreement.


         12. NOTICES. Any notice to be given hereunder shall be in writing and shall be sent by certified mail postage prepaid, or by a recognized national overnight delivery service, to the party to be notified, addressed to such party at its address appearing herein or such other address as such party, may, by written notice, have substituted therefore, and the depositing of such a notice in the mail or with the delivery service, so addressed, shall constitute the giving thereof.

         IF TO FRISCH'S:            Frisch's Restaurants, Inc.
                                    2800 Gilbert Avenue
                                    Cincinnati, Ohio 45206
                                    Attn:  Craig F. Maier, President

         IF TO LIGGETT:             Liggett Restaurant Enterprises LLC
                                    4199 Marcy
                                    Warren, MI 48091-1799
                                    Attn:  Robert Liggett, President

         WITH A COPY TO:            Henry J. Brennan, Esq.
                                    Timmis & Inman, LLP
                                    300 Talon Centre
                                    Detroit, Michigan 48207

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         13. EXTENSION/WAIVER. Either party may agree to extend the time for the performance of any of the obligations or other acts of the other party or waive compliance with any of the agreements contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the authorized representative of such party.

         14. ENTIRE AGREEMENT. This Agreement, together with the other Frisch's-Liggett Agreements, set forth the entire integrated understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements whether written or verbal. This Agreement may not be modified, amended or terminated except in writing signed by all of the parties hereto.

         15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute the same instrument.

         16. MICHIGAN LAW GOVERNS. This Agreement is being made in and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan without regard to conflict of laws principles. Notwithstanding the foregoing, the parties hereto agree that both parties have equally participated in the drafting of this Agreement and that if any term, condition or provision of this Agreement is deemed or construed to be ambiguous or vague, such ambiguity or vagueness shall not be construed in favor of or against any party to this Agreement.

         17. SEVERABILITY. Should any terms, provision or clause hereof or of any other agreement or document which is required by this Agreement, be held to be invalid, such invalidity shall not affect or render invalid any other provisions or clauses hereof or thereof the consideration or mutuality of which can be given effect without such invalid provision, and all of which shall remain in full force and effect. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable under applicable law.

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         18. EXHIBITS. The exhibits referenced in this Agreement and attached hereto shall be deemed to be a part of this Agreement and are incorporated herein by this reference.

         19. RECITALS. Each of the above-stated Recitals shall be deemed a part of this Agreement and they are incorporated herein by reference.

         20. BINDING EFFECT. This Agreement shall be binding upon the parties, their successors and assigns.

         21. ASSIGNMENT. Each party may assign its interests under this Agreement provided (i) that any such assignee shall also be the owner of such party's interests in the Big Boy Rights; and (ii) that the other party to this Agreement has been given written notice of such assignment.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on the date first above written.


                                    LIGGETT RESTAURANT ENTERPRISES LLC


                                    By:     /s/Robert G. Liggett
                                            -----------------------------------
                                    Title:  Chairman
                                            -----------------------------------

                                    FRISCH'S RESTAURANTS, INC.


                                    By:     /s/ Craig F. Maier
                                            -----------------------------------
                                    Title:  President
                                            -----------------------------------

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                        Schedule 1 (List of trade marks)


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                                    EXHIBIT A



INDIANA

KENTUCKY

OHIO (except for the following counties: Cuyahoga, Lorain, Medina, Summit, Portage, Geauga and Lake)

TENNESSEE (except for the following counties: Anderson, Blount, Campbell, Claiborne, Cocke, Cumberland, Fentress, Grainger, Hamblen, Hancock, Jefferson, Knox, Louden, Monroe, Morgan, Roane, Scott, Sevier and Union)


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                                    EXHIBIT B



FLORIDA (subject to certain rights granted to Marriott in a certain Agreement dated February, 1985, between Frisch's Restaurants, Inc., Kip's Big Boy, Inc. and Marriott Corporation)

TEXAS (subject to certain rights granted to Marriott in a certain Agreement dated February, 1985, between Frisch's Restaurants, Inc., Kip's Big Boy, Inc. and Marriott Corporation)

OKLAHOMA

KANSAS (Sedgewick and Sumner counties only)


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                                    EXHIBIT C



Frisch's option for additional territory in NORTH CAROLINA, SOUTH CAROLINA, ALABAMA, ARKANSAS, MISSISSIPPI, LOUISIANA and MISSOURI as set forth in section 21 of a certain Restated and Amended Area Franchise Agreement dated November 2, 1987, by and between Elias Brothers Restaurants, Inc., Frisch's Restaurants, Inc. and Kip's Big Boy, Inc.